UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2011

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2011, Level 3 Communications, Inc. (the “Company”) announced that Thomas C. Stortz has rejoined the Company as its Executive Vice President, Chief Administrative Officer and Secretary effective June 1, 2011.  Until his retirement from the Company effective April 1, 2011, Mr. Stortz was Executive Vice President, Chief Legal Officer and Secretary.

Also effective June 1, 2011, John M. Ryan’s title with the Company was modified to Executive Vice President, Chief Legal Officer and Assistant Secretary.  Mr. Ryan was previously Executive Vice President, Chief Legal Officer and Secretary.

In connection with Mr. Stortz rejoining the Company, his consulting agreement with Level 3 Communications, LLC, a wholly owned subsidiary of the Company, was modified to suspend the remaining term of that Agreement until Mr. Stortz’s employment with the Company or any of its subsidiaries terminates.  The First Amendment to Consulting Agreement is filed as exhibit 10.1 to this Form 8-K and is incorporated herein by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

None

(b)      Pro Forma Financial Information

None

(c)      Shell Company Transactions

None

(d)      Exhibits

10.1         First Amendment to Consulting Agreement, dated as of June 1, 2011, between Level 3 Communications, LLC and Thomas C. Stortz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: June 6, 2011

Exhibit Index

Exhibit	Description

10.1	First Amendment to Consulting Agreement, dated as of June 1, 2011, between Level 3 Communications, LLC and Thomas C. Stortz.